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                                                             EXHIBIT 5(B)
INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202
                                      Employer Identification Number:
Date: SEP 14, 1995                        04-2472499
                                      File Folder Number:
THE FIRST NATIONAL BANK OF BOSTON         043001973
C/O JONATHAN M ZORN ESQ               Person to Contact:
ROPES & GRAY                              PAULA ENG
ONE INTERNATIONAL PLACE               Contact Telephone Number:
BOSTON, MA 02110-2624                     (718) 488-2422
                                      Plan Name:
                                       THE THRIFT-INCENTIVE PLAN OF THE
                                       FIRST NATIONAL BANK OF BOSTON
                                      Plan Number:  002

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated December 30, 1994. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirments.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availability require-ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.


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                                      -2-

THE FIRST NATIONAL BANK OF BOSTON

     This plan also satisfies the requirements of section 1.401(a)(4)-4(b) of the regulations with respect to the specific benefits, rights, or features for which you have provided information.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,

                                       /s/ HERBERT J. HUFF

                                       Herbert J. Huff
                                       District Director

Enclosures:
Publication 794
Addendum
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                                      -3-

THE FIRST NATIONAL BANK OF BOSTON



This determination letter also applies to the proposed amendments submitted in your letter dated August 4, 1995.